Exhibit 99.1

The RealReal Announces Third Quarter 2019 Results

Q3 Total Revenue Increased 55% Year over Year to $80.5 million

Q3 Gross Merchandise Value Increased 48% Year over Year to $252.8 million

SAN FRANCISCO, Nov. 04, 2019 -- The RealReal (Nasdaq: REAL)--the world’s largest online marketplace for authenticated, consigned luxury goods--today reported financial results for its third quarter ended Sept. 30, 2019.

Third Quarter Financial Highlights

●	Gross Merchandise Volume (GMV) increased $81.8 million to $252.8 million, up 48% year over year.
●	Total Revenue increased $28.7 million to $80.5 million, up 55% year over year.
●	Consignment and Service Revenue increased $24.0 million to $69.8 million, up 53% year over year.
●	Direct Revenue increased $4.6 million to $10.7 million, up 75% year over year.
●	Gross Profit increased $18.9 million to $52.2 million, up 57% year over year.
●	Adjusted EBITDA was $(20.9) million or (26.0%) of total revenue.
●	GAAP basic and diluted net loss per share was ($0.30).
●	Non-GAAP diluted net loss per share was ($0.27).
●	Free cash flow was ($20.8) million.
●	At the end of the third quarter, cash, cash equivalents and short-term investments totaled $370.3 million.

“Q3 was a very strong quarter and speaks to the health and vibrancy of our marketplace.  GMV and revenue growth accelerated, and we saw increased leverage in marketing as well as operations and technology,” said Julie Wainwright, CEO and founder.  “We are proud of the accelerating growth and operating leverage we demonstrated during the quarter, which we believe speaks to several unique aspects of our model including high buyer repeat rates and our flywheel where buyers become consignors and consignors become buyers.”

Other Third Quarter Highlights

●	Trailing 12 months active buyers reached 542,987, up 43% year over year.
●	Orders reached 577,421 up 41% year over year.
●	Average Order Value was $438 compared to $418 in the third quarter of 2018.
●	Take Rate increased 40bps year over year to 36.8%.
●	GMV from repeat buyers was 81.8% compared to 82.9% in the third quarter of 2018.

4Q and 2019 Financial Outlook

Based on information available as of Nov. 4, 2019, we are providing the following financial guidance for the fourth quarter as well as updated guidance for the full year 2019.

	(In Millions)
	Fourth Quarter 2019		Full Year 2019
	Low	High	Low	High
Expected GMV Range	$292	$300	$997	$1,005
Implied Y/Y Growth	34%	37%	40%	41%
Expected EBITDA % of Revenue Range	(15%)	(14%)	(24%)	(23%)

Webcast and Conference Call

The RealReal will host a conference call and webcast to discuss its third quarter 2019 financial results today at 2 p.m. (PDT). Investors and participants can access the call by dialing (866) 996-5385 in the U.S. and (270) 215-9574 internationally. The passcode for the conference line is 8141249. The call will also be available via live webcast at investor.therealreal.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.therealreal.com.

About The RealReal, Inc.

The RealReal is the world’s largest online marketplace for authenticated, consigned luxury goods. With an expert behind every item, we provide a safe and reliable platform for consumers to buy and sell their luxury items. We have 100+ in-house gemologists, horologists and brand authenticators who inspect thousands of items available online each day. As a sustainable company, we give new life to pieces by brands from Gucci to Cartier, and hundreds more, supporting the circular economy. We make consigning effortless with free in-home pickup, drop-off service and direct shipping for both individual consignors and estates. At our stores in Los Angeles as well as SoHo and the Upper East Side NYC, customers can shop and consign and meet with our experts to learn more about luxury authenticity and sustainability. At our nine Luxury Consignment Offices, three of which are located in our retail stores, our expert staff provides free valuations for high-value pieces.

Investor Relations Contact:

Paul Bieber

Head of Investor Relations

paul.bieber@therealreal.com

Press Contact:

Erin Santy

Head of Communications

pr@therealreal.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws, including statements about future operating results, our ability to drive revenue growth and our ability to drive operating leverage. Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.  Our future results may be different from those described in our forward-looking statements for a variety of reasons, including any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations and other reasons. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our Form 10Q and our S-1 filing. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow and non-GAAP net loss and diluted net loss per share. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.

We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before net interest expense, income tax provision, depreciation and amortization, and remeasurement of preferred stock warrant liability included in other expense, further adjusted to exclude stock-based compensation, and certain one-time expenses. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation expense and related taxes, (benefit from) provision for income taxes, and nonrecurring items divided by weighted average shares. We believe that adding back equity-based compensation expense and related taxes and (benefit from) provision for income taxes, and non-recurring items as adjustments to our GAAP diluted net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.

Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Consignment and service revenue	$69,790	$45,744	$186,740	$128,921
Direct revenue	10,695	6,095	33,976	16,362
Total revenue	80,485	51,839	220,716	145,283
Cost of revenue:
Cost of consignment and service revenue	19,446	13,157	52,593	37,083
Cost of direct revenue	8,811	5,352	27,464	13,486
Total cost of revenue	28,257	18,509	80,057	50,569
Gross profit	52,228	33,330	140,659	94,714
Operating expenses:
Marketing	13,390	10,624	36,838	29,534
Operations and technology	37,407	28,257	103,271	72,586
Selling, general and administrative	28,436	16,325	76,110	44,226
Total operating expenses (1)	79,233	55,206	216,219	146,346
Loss from operations	(27,005)	(21,876)	(75,560)	(51,632)
Interest income	1,902	437	2,918	602
Interest expense	(60)	(204)	(572)	(927)
Other expense, net	(119)	(205)	(2,106)	(1,592)
Loss before provision for income taxes	(25,282)	(21,848)	(75,320)	(53,549)
Provision (benefit) for income taxes	(8)	37	51	37
Net loss	$(25,274)	$(21,885)	$(75,371)	$(53,586)
Accretion of redeemable convertible preferred stock to redemption value	$—	$(3,200)	$(3,355)	$(5,651)
Net loss attributable to common stockholders	$(25,274)	$(25,085)	$(78,726)	$(59,237)
Net loss per share attributable to common stockholders, basic and diluted	$(0.30)	$(3.00)	$(2.28)	$(7.12)
Shares used to compute net loss per share attributable to common stockholders, basic and diluted	84,634,956	8,349,403	34,556,485	8,321,296

(1) Includes stock-based compensation as follows:
Marketing	$145	$42	$287	$115
Operating and technology	1,098	239	2,064	775
Selling, general and administrative (2)	1,277	1,306	3,384	1,923
Total	$2,520	$1,587	$5,735	$2,813

(2) Includes compensation expense related to stock sales by current and former employees in September 2018 and March 2019.

THE REALREAL, INC.

Condensed Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$364,995	$34,393
Short-term investments	5,290	27,131
Accounts receivable	8,935	7,571
Inventory, net	13,846	10,355
Prepaid expenses and other current assets	13,071	9,696
Total current assets	406,137	89,146
Property and equipment, net	45,715	33,286
Restricted cash	—	11,234
Other assets	1,518	1,751
Total assets	$453,370	$135,417
Liabilities, Redeemable Convertible Preferred Stock, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$5,666	$5,149
Accrued consignor payable	39,870	35,259
Other accrued and current liabilities	42,548	41,956
Long-term debt, current portion	—	5,990
Total current liabilities	88,084	88,354
Long-term debt, net of current portion	—	3,249
Other noncurrent liabilities	8,050	7,304
Total liabilities	96,134	98,907
Commitments and contingencies
Redeemable convertible preferred stock, $0.00001 par value; no and 31,053,601 shares authorized as of September 30, 2019 and December 31, 2018, respectively; no and 31,053,601 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	—	151,381
Convertible preferred stock $0.00001 par value; no and 73,950,153 shares authorized as of September 30, 2019 and December 31, 2018, respectively; no and 73,724,645 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	—	142,819
Stockholders’ equity (deficit):
Common stock, $0.00001 par value; 500,000,000 and 145,467,774 shares authorized as of September 30, 2019 and December 31, 2018, respectively; 85,759,021 and 8,593,077 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1	—
Additional paid-in capital	690,365	—
Accumulated comprehensive income (loss)	1	(25)
Accumulated deficit	(333,131)	(257,665)
Total stockholders’ equity (deficit)	357,236	(257,690)
Total liabilities, redeemable convertible preferred stock, convertible preferred stock and stockholders’ equity (deficit)	$453,370	$135,417

THE REALREAL, INC.

Condensed Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(75,371)	$(53,586)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	9,537	6,489
Stock-based compensation expense	4,916	1,966
Change in fair value of convertible note derivative liability	—	1,248
Bad debt expense	1,208	609
Compensation expense related to stock sales by current and former employees	819	847
Change in fair value of convertible preferred stock warrant liability	2,100	388
Accrued interest on convertible notes	—	223
Accretion of unconditional endowment grant liability	70	85
Accretion of debt discounts	11	104
Amortization of premiums on short-term investments	38	27
Changes in operating assets and liabilities:
Accounts receivable	(2,572)	(2,854)
Inventory, net	(3,491)	(1,607)
Prepaid expenses and other current assets	(3,375)	(10,060)
Other assets	136	445
Accounts payable	1,394	2,752
Accrued consignor payable	4,611	1,537
Other accrued and current liabilities	494	10,000
Other noncurrent liabilities	1,356	1,762
Net cash used in operating activities	(58,119)	(39,625)
Cash flow from investing activities:
Purchases of short-term investments	(12,169)	(24,237)
Proceeds from maturities of short-term investments	33,998	7,600
Proceeds from sale of short-term investments	—	7,023
Capitalized proprietary software development costs	(6,670)	(4,204)
Purchases of property and equipment	(16,111)	(8,781)
Net cash used in investing activities	(952)	(22,599)
Cash flow from financing activities:
Proceeds from issuance of common stock in initial public offering, net of issuance costs of $5,428	315,486	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs of $166	43,492	86,640
Proceeds from issuance of convertible preferred stock, net of issuance costs of $63	26,283	9,627
Proceeds from issuance of convertible notes, net of issuance costs of $59	—	14,273
Proceeds from exercise of stock options and common stock warrants	2,448	257
Taxes paid related to net share settlement of equity awards	(20)	—
Issuance cost paid related to conversion of convertible notes	—	(545)
Repayment of debt	(9,250)	(2,750)
Net cash provided by financing activities	378,439	107,502
Net increase in cash, cash equivalents and restricted cash	319,368	45,278
Cash, cash equivalents, and restricted cash
Beginning of period	45,627	20,660
End of period	$364,995	$65,938

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted EBITDA Reconciliation:
Net loss	$(25,274)	$(21,885)	$(75,371)	$(53,586)
Depreciation and amortization	3,545	2,353	9,537	6,489
Stock-based compensation	2,520	740	4,916	1,966
Vendor services settlement	—	2,000	—	2,000
Compensation expense related to stock sales by current and former employees	—	847	819	847
Interest income	(1,902)	(437)	(2,918)	(602)
Interest expense	60	204	572	927
Other expense, net	119	205	2,106	1,592
Provision for income taxes	(8)	37	51	37
Adjusted EBITDA	$(20,940)	$(15,936)	$(60,288)	$(40,330)

A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Numerator
Net loss attributable to common stockholders	$(25,274)	$(25,085)	$(78,726)	$(59,237)
Stock-based compensation, including compensation expense related to stock sales by current and former employees	2,520	1,587	5,735	2,813
Provision for income taxes	(8)	37	51	37
Accretion of redeemable convertible preferred stock	—	(3,200)	(3,355)	(5,651)
Remeasurement of preferred stock warrant liability	—	206	2,100	338
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(22,762)	$(26,455)	$(74,195)	$(61,700)
Denominator
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	84,634,956	8,349,403	34,556,485	8,321,296
Non-GAAP net loss per share, basic and diluted	$(0.27)	$(3.17)	$(2.15)	$(7.41)

The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash used by operating activities	$(11,945)	$(10,919)	$(58,119)	$(39,625)
Purchase of property and equipment and capitalized proprietary software development costs	(8,852)	(6,576)	(22,781)	(12,985)
Free Cash Flow	$(20,797)	$(17,495)	$(80,900)	$(52,610)

Key Financial and Operating Metrics:

	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
	(In thousands, except AOV and percentages)
GMV	$158,378	$162,954	$170,923	$218,495	$224,116	$228,487	$252,765
NMV	$113,347	$115,916	$123,550	$153,775	$160,538	$164,782	$186,617
Consignment and Services Revenue	$40,999	$42,178	$45,744	$55,070	$56,236	$60,713	$69,790
Direct Revenue	$5,460	$4,807	$6,095	$7,023	$13,019	$10,263	$10,695
Number of Orders	356	359	409	471	498	505	577
Take Rate	35.1%	35.5%	36.4%	34.9%	35.3%	36.6%	36.8%
Active Buyers	326	352	379	416	455	492	543
AOV	$445	$453	$418	$464	$450	$453	$438
% of GMV from Repeat Buyers	81.5%	82.9%	82.9%	81.6%	82.4%	83.1%	81.8%